SCHEDULE 14C INFORMATION

         Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Information Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]   Definitive Information Statement
[ ]   Definitive Additional Materials

                        Seedling Technologies Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      1) Title of each class of securities to which transaction applies:
         _____________________________________________________________________
      2) Aggregate number of securities to which transaction applies:

         _____________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         _____________________________________________________________________
      4) Proposed maximum aggregate value of transaction:

         _____________________________________________________________________
      5) Total fee paid:

         _____________________________________________________________________

[ ]   Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:_______________________________________________
      2) Form, Schedule or Registration No.:___________________________________
      3) Filing Party:_________________________________________________________
      4) Date Filed:___________________________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 10, 2001

         The annual meeting of shareholders of Seedling Technologies Corporation will be held at noon Pacific Time on Wednesday, October 10, 2001, at Skamania Lodge located at 1131 Skamania Lodge Way, Stevenson, WA 98648. At the meeting, we will ask you to:

1. To elect two directors; until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2. To consider and vote upon a proposal to replace the Company's By-Laws (the "By-Laws");

3. To consider and vote upon a proposal to convert the options granted under the stock option plan of Seedling Technology Ventures to the Seedling Technologies Corporation stock option plan, total grant of 2,928,564 options;

4. To consider and vote upon a proposal to adopt the Company's 2001 Stock Option Plan (the "2001 Option Plan") to set aside 5,000,000 of shares of Common Stock available for options to be granted under the 2001 Option Plan;

5. To ratify the selection of LJ Soldinger LLP as the Company's independent public accountants for the fiscal years ended December 31, 2000 and December 31, 2001; and

6. To transact such other business as may properly be bought before the Meeting or any postponement or adjournment thereof.


         If you were a shareholder of record at the close of business on September 15, 2001, you may vote at the annual meeting or any adjournments thereof.

         Further information regarding voting rights and the business to be transacted at the annual meeting is given in the accompanying information statement. We appreciate your continued interest as a shareholder in the affairs of our company.


                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/
                                 -------------------------------------------
                                 Douglas B. Spink, Chief Executive Officer
                                 September 27, 2001
                                 Portland, Oregon


         We cordially invite all shareholders to attend the annual meeting personally.

                              INFORMATION STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                      OF SEEDLING TECHNOLOGIES CORPORATION
                                October 03, 2001


         We are planning to hold our annual shareholders meeting at 12 noon Pacific time on October 10, 2001, at Skamania Lodge located at 1131 Skamania Lodge Way, Stevenson, WA 98648. At the meeting, we will ask you to vote on a number of proposals.

         We are sending you this information statement to provide you with important information about the business to take place at the meeting. We are providing this information so that you will be fully informed when you vote your shares.

         If you owned shares of common stock of record as of September 15, 2001, you may vote at the annual meeting. If your shares are held by a broker, bank or other nominee (in "street name"), you must give voting instructions to that nominee. To have a quorum to conduct business, we must have at least one-third of the outstanding shares represented at the meeting, in person or by proxy. An abstention from a given matter will not affect the presence of the shares as to determination of a quorum.

         As voting control of the company is held by the directors and senior management, we are not soliciting proxies in connection with the annual meeting to avoid the expense of doing so.

         We are not asking you for a proxy and you are requested not to send us a proxy. If you wish, you may appoint a proxy to vote your shares on your behalf at the meeting.

         We are mailing this information statement on or about September 30, 2001. We are paying the expenses incurred by banks, brokers, and other nominees in forwarding these information materials to their principals.

Business of the Meeting

Agenda Item 1.    Election of Directors

         At the meeting, you will be asked to vote on the election of two directors. Directors are elected by a plurality of votes, which means that nominees receiving the most votes are elected, regardless of how many votes they receive. You may not accumulate votes in the election of directors. Rather, each shareholder may cast votes for each of the open positions equal to the number of shares held.

         Our current bylaws provide for a Board of Directors consisting of three. The Board of Directors has set the number of directors at two.

         The Board of Directors is nominating Douglas B. Spink and Paul R. Peterson for election to serve one-year terms. Both of the nominees are currently serving as directors.

         If any of the nominees is not available for election, you will be asked to vote for a substitute nominee chosen by the Board of Directors. We believe all nominees will be available for election. We recommend a vote FOR the election of all nominees.

Information about our Directors

Douglas B. Spink, age 30, serves as Chairman of the Board of Directors and Chief Executive Officer. Mr. Spink assumed those positions in March 2001 in connection with the acquisition by the company of Seedling Technology Ventures, Incorporated.

         Mr. Spink is the founder of Seedling Technology Ventures, Incorporated. In addition to day-to-day executive responsibilities, he has authority for all corporate financing and acquisitions. Prior to founding Seedling, Mr. Spink has had extensive experience with early stage Internet and technology companies. In 1998 Mr. Spink founded Strategicus 2 Partners, Inc., a technology consultancy and e-commerce business incubator. That company was acquired by The Stonepath Group, Inc. (f/k/a Net Value Holdings) in mid-1999, at which point Mr. Spink joined the board of directors and became that company's Chief Technical Offer. Mr. Spink resigned his positions with Stonepath in January 2000. During the past five years Mr. Spink has invested in, co-founded, or served as an advisor to several e-commerce companies, including webmodal.com (co-founder and board member), assetexchange.com (investor), Bidland.com (advisor) and matacat.com (founder, investor and board member). Prior to Stategicus, Mr. Spink founded and served as CEO of athletica.com and Timberline Direct, a sports nutritional portal and direct marketing company, respectively. He sold both of these companies to a large Northwest retailer in 1998. Mr. Spink was formerly a consultant with the Boston Consulting Group and an analyst at Leo Burnett & Co., where he consulted in marketing with Fortune 100 companies. Mr. Spink earned his MBA in marketing from the University of Chicago, his BA in cultural anthropology from Reed College and is currently studying for his Ph.D. in Systems Science at Portland State University, with a research focus on quantitative theories of consciousness. Mr. Spink is also the owner of Timberline Farms LLC, an importer and breeder of Grand Prix showjumping Holsteiner horses.

Paul R. Peterson, age 33, serves as President and Director. Mr. Peterson assumed these positions in March 2001 in connection with the acquisition by the company of Seedling Technology Ventures, Incorporated.

Mr. Peterson is responsible for all aspects of the company's operations. Mr. Peterson joined Seedling Technology Ventures Incorporated in January 2000. From February 1998 until January 2000 Mr. Peterson was Vice President at Discover Mortgage Bank, where he managed cross-collateral lending on securities and real estate. From January 1996 through January 1998 Mr. Peterson was the President of Investors Network Corporation, a Honolulu-based venture capital firm. From June 1994 to December 1995, Mr. Peterson was Vice President, Corporate Finance of Wall Street Financial, an investment banking firm and investment holding company. Mr. Peterson has a Masters degree in International Business Management from Kansai University of Foreign Studies in Osaka, Japan. Mr. Peterson received undergraduate degrees from the University of Minnesota and St. Thomas College in Foreign Languages, Linguistics and International Business and Economics, respectively.

Agenda Item 2. New By-Laws

         The current By-Laws of Seedling Technologies are those formerly used by Seedling's predecessor company, Brighton Technologies Corporation. The By-Laws used by Brighton were inherited from Sirone Corporation, the public company that acquired Brighton as part of a reverse merger in 1996. Seedling's management believes that the current By-Laws need to be replaced with by-laws that are in conformance with new SEC regulations, better reflect the business Seedling is engaged in, and better reflect newer beliefs and requirements concerning corporate governance. We recommend shareholders vote FOR adoption of the new By-Laws.

Agenda Item 3. Seedling Technology Ventures stock option conversion.

         At the time of its acquisition by Brighton Technologies Corporation in November of 2000, Seedling Technology Ventures, a private Oregon corporation had awarded 585,000 stock options to its officers and employees. Seedling is requesting that Seedling Technology Ventures options be converted to Seedling Technologies Corporation options on a five-for-one basis. Total Seedling Technologies options awarded under the proposal would be 2,928,564. We recommend shareholders vote FOR the stock option conversion.

Agenda Item 4.  Amend 2000 Stock Option Plan

         As of the end of FY2000, Seedling Technologies Corporation had no option plan.

         Seedling is proposing the set aside of 5,000,000 common shares of Seedling Technologies Corporation as an options pool for use in awarding options packages to current and/or future officers and employees. Individual amounts of options granted will be decided by the Board of Directors. We recommend shareholders vote FOR the new options plan.

Agenda Item 5. Ratify Selection of New Independent Auditor

         In June of 2001, our Board of Directors authorized the officers of the Company to engage the independent certified public accounting firm of LJ Soldinger Associates to audit our financial statements for the year ended December 31, 2000. Accordingly, the engagement of BDO Seidman, LLP as our independent certified public accountants was discontinued effective June 14, 2001, the date when written notification was presented. The appointment of LJ Soldinger Associates as the Company's independent auditors is effective June 15, 2001.

         The report of BDO Seidman, LLP on the Company's 1998 and 1999 financial statements, as presented in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, contained an explanatory paragraph related to an uncertainty as to the Company's ability to continue as a going concern. During the Company's two fiscal years then ended and the subsequent period, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of BDO Seidman, LLP would have caused BDO Seidman, LLP to make reference to the subject matter of the disagreement in its reports.

         During the Company's two most recent fiscal years and the subsequent period prior to such appointment, the Company has not consulted LJ Soldinger Associates regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

         We recommend shareholder vote FOR ratifying LJ Soldinger as the new independent auditor.

Agenda Item 6.    Other Business

         We are not aware of any other matters to be brought before the shareholders at the annual meeting. In the event other matters are presented for a vote at the annual meeting, the person or persons holding the proxies will vote them in their discretion in accordance with their judgment on such matters.

         At the annual meeting, we will report on our business and shareholders will have the opportunity to ask questions.

Board Meetings

         The Board of Directors met two times during 2000, and acted via unanimous consent six times, and each director attended at least 75 percent of those meetings. The Board of Directors has not appointed any standing committees.

Executive Officers

         Mr. Spink, who serves as Chief Executive Office and Chairman, is also Treasurer. Mr. Peterson, who serves as President, and is also Secretary.


Executive Compensation

         The following table shows compensation earned for the past three fiscal years by Kit Kung, former Chief Executive Officer, Douglas B. Spink, the current Chairman and CEO, and Paul R. Peterson, the current President, the only executive officers that earned in excess of $100,000 per year.

                                               Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------
                                                  Annual Compensation
                                               --------------------------
                                                                                              Securities
                                                                             Other Annual     Underlying's     All Other
Name and Principal Position            Year      Salary        Bonus(1)      Compensation     Options /SARs    Compensation
----------------------------------     ------  -----------    -----------    -------------    ---------------  -------------
Douglas B. Spink, Chief                2000         -             -               -                  -               -
Executive Officer, Chairman of
the Board(2)

Paul R. Peterson. President(2)         2000         -             -               -                  -               -

Kit Kung, President, Chief             2000     $58,784(4)        -               -                  -               -
Executive Officer(3)                   1999     $80,000           -               -                  -               -
                                       1998     $80,000           -               -                  -               -
----------------------------------------------------------------------------------------------------------------------------

(1) Includes amounts paid in current year but attributable to previous year.
(2) Mr. Spink and Mr. Peterson's FY 2001 salaries were paid by Seedling Technology Ventures, not Brighton
(3)      Mr. Kung resigned in February 2001.
(4) Mr. Kung's FY2000 salary was converted to common stock at $0.50 per share.

Kit Kung was not awarded any options, nor did Mr. Kung exercise any in fiscal year 2000.

Audit Committee Report

The full Board of Directors acts as the audit committee. The audit committee serves a vital function in overseeing the internal controls of the company and the financial reporting process, as well as ensuring that the audits of the company's affairs are being conducted. Under the definition of independent director as established by the Nasdaq National Market listing standards, none of the directors is considered independent, because each is also an executive officer of the company. In carrying out the duties of the audit committee, the
Board:

         o Reviews and discusses with management the scope of external audit activities and the audited financial statements of the company;

         o Discusses with the company's independent auditors matters relating to the Statement on Auditing Standards No. 61.

         o Receives disclosures from and discusses with the company's independent auditors, the auditors' independence in light of Independence Standards Board Standard No. 1.

         o Makes a determination, based on its review of the audited financial statements and its discussions with the company's independent auditors, as to whether the audited financial statements should be included in the company's annual report filed with the Securities and Exchange Commission on Form 10-KSB.

The Board has reviewed the audited financial statements, and has discussed with the company's independent auditors the matters required to be discussed by SAS
61. In addition, the Board has received written disclosures and a letter from the company's independent auditors as required by ISB Standard No. 1, and has discussed with the company's independent auditor the auditors' independence. Based on the foregoing reviews, discussions, and disclosures, the Board has determined that the audited financial statements be included in the annual report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Board of Directors:
         Douglas B. Spink
         Paul R. Peterson

Compliance with Section 16(a) of the Securities Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires that all executive officers, directors and persons who beneficially own more than 10 percent of the common stock file reports of their beneficial ownership of common stock and periodically report changes in their ownership. These reports must be filed with the Securities and Exchange Commission with a copy sent to us.

         Based solely upon our review of the copies of the filings that we received with respect to the fiscal year ended December 31, 2000, we believe that all reporting persons made all required Section 16(a) filings with respect to such fiscal year on a timely basis.

Stock Ownership of Management and Certain Beneficial Owners

         The following table shows the number of shares of Seedling Technologies common stock that each of the directors and named executive officers beneficially owned as of July 31, 2001, and the directors and executive officers as a group. The numbers indicate shares held directly with sole voting and investment power, unless otherwise indicated.

                                     Number of Shares          Percent
         Name                         of Common Stock          of Class
         ----                         ---------------          --------
Douglas B. Spink, Director               24,284,658             49.14%
  Chief Executive Officer

Paul R. Peterson, Director                  625,760              1.27%
  President

Directors and Executive Officers         24,910,418             50.40%
  as a group (2 persons)

         The following sets forth each person or entity known to us to have beneficial ownership of 5% or more of the common stock:

                                     Number of Shares          Percent
         Name                         of Common Stock          of Class
         ----                         ---------------          --------
Jerry Bermensolo                          3,668,203              7.42%

Kit Kung                                  3,604,962              7.29%


Certain Relationships and Related Transactions

         On November 3, 2000 the Company entered into an agreement to acquire (the "Acquisition") 100% of the issued and outstanding common stock of Seedling Technology Ventures, Inc. for an aggregate of 37,439,025 shares of common stock of the Company. On February 20, 2001 the Company issued these shares to the shareholders of Seedling Technology Ventures, Inc., of which Douglas B. Spink and Paul R. Peterson are executive officers and directors. The shares of company common stock issued to the shareholders of Seedling Technology Ventures, Inc. effected a change of control of the company in that the shares so issued represented more than 78% of company common stock outstanding after the transaction. Mr. Spink received 24,404,658 shares of company common stock, having a value at the time of closing of $24,404,658. Mr. Peterson received 625,760 shares of company common stock, having a value at the time of closing of $625,760. On November 3, 2000 Kit Kung resigned as President, CEO and Chairman of the board but remained as a director. The remainder of the then board of directors resigned also resigned on November 3, 2000, and Mr. Spink and Mr. Peterson were appointed as new directors on the same date. Kit Kung resigned as a director on December 20, 2000.

Independent Public Accountants

         We have appointed L.J. Soldinger as our independent auditors for the year ending December 31, 2001. L.J. Soldinger was appointed in June of 2001 to act as our independent auditors for the year ended December 31, 2000. Representatives of L.J. Soldinger are not expected to be present at the annual meeting.

Audit Fees

         The aggregate fees billed by L.J. Soldinger for professional services rendered for the audit of our consolidated financial statements for the year ended December 31, 2000 were approximately $150,000.

All Other Fees

         L.J. Soldinger did not perform services to us, other than the services described above under "Audit Fees," for the year ended December 31, 2000.

Voting at the Annual Meeting

Who may vote

         If you were a shareholder of record of Seedling Technologies Corporation as of the close of business on September 15, 2001, you are entitled to vote at the meeting. You may vote your shares by proxy if you wish. We are not soliciting your proxy to vote your shares, as the two directors control the voting at the meeting through their aggregate ownership of approximately 52% of the outstanding shares

Number of shares that may vote

         The authorized capital stock of Seedling Technologies consists of 100 million shares of common stock. As of July 31, 2001, there were 49,420,777 shares of common stock outstanding and entitled to vote at the meeting (includes 375,000 warrants).

How we determine a quorum

         At least a majority of the outstanding shares of common stock must be represented at the meeting to have a quorum. If you come to the meeting or have your shares represented at the meeting by appointing a proxy, but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How we count votes

         The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders. Each share is entitled to one vote.

         A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee. On some matters, such as the election of directors, a broker or other nominee can vote those shares without instructions from the beneficial owner. On other matters, a broker may only vote those shares if the beneficial owner gives the broker voting instructions. None of the business expected to be conducted at the meeting requires that beneficial owners give their brokers voting instructions. We will count broker non-votes as present for establishing a quorum.

         Election of directors

         Directors are elected by a plurality of votes, which means that the nominees that receive the most votes will be elected, regardless of how many votes each nominee gets. You may not accumulate your votes in electing directors, but rather, you may vote the total number of shares that you own for each open director position.

How many shares do directors and officers own?

         Directors and executive officers beneficially owned 24,910,418 shares, all of which are entitled to vote. Those shares constitute 50.40% of the total shares outstanding and entitled to be voted at the meeting. We expect all directors and executive officers to vote for the Board's nominees for directors, although they are not obligated to do so.

 Shareholder Proposals

         If you wish to include a proposal in our proxy or information statement for the 2002 annual meeting of shareholders, you must deliver the proposal and supporting information, as required by the rules of the Securities and Exchange Commission, to the Chief Executive Officer of Seedling Technologies Corporation at 519 S.W. Third Avenue, Suite 805, Portland, Oregon 97204, a reasonable time before we prepare the proxy or information statement in connection with the 2002 annual meeting, for your proposal to be included in our proxy or information statement for that meeting.

September 27, 2001

                                            By Order of the Board of Directors


                                            Douglas B. Spink,
                                            Chairman and Chief Executive Officer